Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91286 and 333-118321) of CTI Molecular Imaging, Inc. of our report dated December 10, 2004 relating to the financial statements and financial statement schedule, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
January 28, 2005

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